UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 22, 2007

Handleman Company

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

1-7923	38-1242806
(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-5225
(Address of Principal Executive Offices)	(Zip Code)

(248) 362-4400

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. –Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

On May 22, 2007, Handleman Company’s (“Handleman”) Compensation Committee adopted Handleman Company’s Key Employee Retention Plan (“KERP”) for executive officers and certain other employees.

Management identified 53 key employees for the KERP based on the following criteria:

1)	There is a high risk of the employee terminating his/her employment relationship with Handleman;

2)	The employee is critical to Handleman’s success;

3)	The employee’s job performance rating is “good” or better;

4)	It would be difficult for management to replace the knowledge, skills and abilities the employee provides Handleman;

5)	The impact suffered by Handleman as a result of the employee terminating his/her employment relationship with Handleman would exceed the cost of retaining the employee.

Management determined each employee’s total KERP potential payout by taking the below-stated percentage of the employee’s base salary as of May 22, 2007:

Pay Grade	KERP Payout Percentage
15 and above	75%
11-13	50%
10	40%
9-7	25%
6 and below	20%

The key employees will receive the payouts as follows:

1)	25% of the total payout if the employee is employed by Handleman up to and on December 15, 2007;

2)	the remaining 75% of the total payout if the employee is employed by Handleman up to and on March 15, 2009.

Handleman’s total cost for KERP with full payouts to all key employees would total $3.44 million.

Forward-Looking Statements:

This Form 8-K may contain forward-looking statements that are not historical facts. These statements involve risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This Form 8-K should be read in conjunction with the “Forward-Looking Statements” section in Handleman Company’s 2006 Form 10-K (which sections are incorporated by reference herein) and in conjunction with other SEC reports filed by Handleman that disclose other factors that may cause Handleman’s actual results to differ materially. Handleman expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

Date: May 29, 2007	By:	/s/ Thomas C. Braum, Jr.
	Name:	Thomas C. Braum, Jr.
	Title:	Executive Vice President and Chief Financial Officer